UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): March 18, 2010

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 18, 2010, Mr. Henson resigned as a Director of Midas Medici Group Holdings, Inc. (the “Company”) and will no longer be serving as a Director of the Company. Prior to Mr. Henson’s resignation, he served on the Audit Committee of the Board of Directors of the Company (the “Board”).

Effective March 18, 2010, the Company appointed Albert Keith Gordon as a member of its Board, and as the Chairman of the Audit Committee of the Board.

From 2006 through 2009, Mr. Gordon, age 37, served as an Investments Associate with Equity Residential Properties, a publicly-traded owner, operator, and developer of multi-family housing in the United States, where he managed and led the residential real estate acquisition function covering the Northeast region. Prior to joining Equity Residential Properties, from 2004 through 2006, Mr. Gordon was a Co-Founder and Managing Partner of New City Ventures LLC, an entrepreneurial venture launched to source, purchase, and manage over 100 apartment units in New York, NY and St. Louis, MO. While at New City Ventures LLC, Mr. Gordon negotiated senior bank and mezzanine financings in connection with property acquisitions, completed due diligence on units purchased, and executed full investment cycles from purchasing and managing the assets to an ultimate exit strategy. Prior to launching New City Ventures LLC, from 2003 through 2004, Mr. Gordon served as Senior Manager at the Federal National Mortgage Association in Washington, DC, where he indentified loan acquisition opportunities for “Fannie Mae,” conducted complex financial analyses and modeling, facilitated negotiations on purchase agreements, managed the due diligence process, and structured multi-family real estate loans. Mr. Gordon holds an MBA from Harvard Business School and a Bachelor of Business Administration from Howard University.

Mr. Gordon’s experience in finance and as a Co-Founder of an entrepreneurial venture, among other factors, led the Board to conclude that he should serve as a director.

Mr. Gordon has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, Mr. Gordon has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: March 24, 2010	By:	/s/ Nana Baffour
Nana Baffour, CEO and Co-Executive Chairman

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